Exhibit 10.1

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Subscription Agreement”) is entered into this 3rd day of April, 2022, by and between Hypebeast Limited, an exempted company incorporated under the laws of the Cayman Islands with the registered address at Second Floor, Century Yard, Cricket Square, P.O. Box 902, Grand Cayman, KY1-1103, Cayman Islands (the “Issuer”), and the undersigned subscriber (“Subscriber”).

Whereas, concurrently with the execution and delivery of this Subscription Agreement, the Issuer is entering into that certain Merger Agreement, dated as of the date of this Subscription Agreement (as may be amended or supplemented from time to time, and including all schedules and exhibits thereto, the “Merger Agreement”), among the Issuer, Iron Spark I Inc., a Delaware corporation (“SPAC”), and Hypebeast WAGMI Inc., a Delaware corporation and wholly-owned subsidiary of the Issuer (“Merger Sub”), pursuant to which, on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into SPAC, with SPAC surviving as a wholly-owned subsidiary of the Issuer (the “Merger”).

Whereas, prior to the consummation of the Merger, the Issuer shall, among other things, effect the Recapitalization (as defined in the Merger Agreement);

Whereas, in connection with, and contingent on the closing of, the Merger, on the terms and subject to the conditions set forth in this Subscription Agreement, Subscriber desires to subscribe for, following the Recapitalization, from the Issuer that number of Subscription Shares (as defined below) for a subscription price of US$10.00 per share (the “Per Share Subscription Price”), and an aggregate subscription price set forth on the signature page hereto (the “Subscription Price”), and the Issuer desires to issue to Subscriber on the Closing Date (defined below) the Subscription Shares in consideration of the payment of the Subscription Price by or on behalf of Subscriber to the Issuer prior to the Closing Date;

Whereas, Issuer and Subscriber are executing and delivering this Subscription Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (codified at 15 U.S.C. Sec. 77a et seq., and hereinafter the “Securities Act”); and

Whereas, in connection with the Merger, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and “accredited investors” (within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or Regulation D under the Securities Act) have entered into or may enter into subscription agreements with the Issuer, contingent on the closing of the Merger, with substantially similar terms to this Subscription Agreement, pursuant to which such other investors have agreed to or will agree to subscribe for, and the Issuer has agreed to or will agree to issue to such other investors (the “Other Subscribers”), on the Closing Date, certain Company Shares, at the Per Share Subscription Price (the “Other Subscription Agreements”).

Now, Therefore, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.             Subscription. Subject to the terms and conditions hereof, at the Closing (defined below), Subscriber hereby agrees to subscribe for, and the Issuer hereby agrees to issue, allot and credit as fully paid-up to Subscriber, upon the payment of the Subscription Price, such number of Company Shares (as defined in the Merger Agreement) set forth on the signature page hereto (the “Subscription Shares”) (such subscription and issuance, the “Subscription”). Notwithstanding anything herein to the contrary, the consummation of the Subscription is contingent upon the substantially simultaneous occurrence of the closing of the Merger. Subscriber acknowledges and agrees that the Issuer reserves the right to accept or reject Subscriber’s subscription for the Subscription Shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance, and the same shall be deemed to be accepted by the Issuer only when this Subscription Agreement is signed by a duly authorized person by or on behalf of the Issuer; the Issuer may do so in counterpart form.

2.             Closing.

(a)                Subject to the satisfaction or waiver of the conditions set forth in Section 2(e), the closing of the Subscription contemplated hereby (the “Closing”) shall occur on the date (the “Closing Date”) of, and substantially concurrent with (and subject to), the closing of the Merger in accordance with the Merger Agreement.

(b)                Not less than five (5) business days prior to the scheduled Closing Date (the “Scheduled Closing Date”), the Issuer shall provide or cause to be delivered written notice to Subscriber (the “Closing Notice”) of the Scheduled Closing Date. Subscriber shall deliver to the Issuer (A) at least three (3) business days prior to the Scheduled Closing Date, to be held in escrow until the Closing, the Subscription Price for the Subscription Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice and (B) such information as is reasonably requested in the Closing Notice in order for the Subscription Shares to be issued to the Subscriber at the Closing, including, without limitation, the legal name of Subscriber and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable. On the Closing Date, the Issuer shall issue the Subscription Shares to Subscriber and cause the Subscription Shares to be delivered in book entry form and registered in its register of members in the name of Subscriber, and the Subscription Price shall be released from escrow automatically and without further action by the Issuer or Subscriber; provided, however, that the Issuer’s obligation to issue the Subscription Shares to Subscriber is contingent upon the Issuer having received the Subscription Price in full accordance with this Section 2.

(c)                 In the event the Closing does not occur within three (3) business days of the Scheduled Closing Date, the Issuer shall promptly (but not later than two (2) business days thereafter), return the Subscription Price so delivered by Subscriber to the Issuer by wire transfer of United States dollars in immediately available funds to the account specified by Subscriber; provided that, unless this Subscription Agreement has been terminated pursuant to Section 7 hereof, such return of funds shall not terminate this Subscription Agreement or relieve Subscriber of its obligation to subscribe for the Subscription Shares at the Closing following the Issuer’s delivery to Subscriber of a new Closing Notice advising of a new Scheduled Closing Date. For purposes of this Subscription Agreement, “business day” shall mean a day, other than (i) a Saturday, Sunday or other day on which commercial banks in New York City, the Cayman Islands or Hong Kong are authorized or required by law to close or (ii) a day on which a tropical cyclone warning signal no. 8 or a black rainstorm warning signal is hoisted in Hong Kong; and “affiliate” shall have the meaning as defined under the Rule 144 under the Securities Act.

(d)                The Issuer shall issue to Subscriber the Subscription Shares against and upon payment by Subscriber pursuant to Section 2(b), free and clear of any liens or other restrictions whatsoever (other than those arising under this Subscription Agreement or applicable laws and regulations) in the name of Subscriber. Each book entry for the Subscription Shares shall contain a notation in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

(e)            The Closing shall be subject to the satisfaction on the Closing Date, or the waiver by each of the parties hereto, of each of the following conditions:

(i)                  solely with respect to Subscriber’s obligation to close, the representations and warranties made by the Issuer in this Subscription Agreement (without giving effect to any qualification as to “materiality,” “in all material respects,” “material adverse effect” or similar qualifiers contained in such representations and warranties) shall be true and correct in all respects at and as of the Closing Date (other than representations and warranties that speak as of an earlier date, in which case they shall have been true and correct in all respects as of such earlier date), except to the extent that the failure of such representations and warranties to be so true and correct would not reasonably be expected to have an Issuer Material Adverse Effect (as defined below), without giving effect to the consummation of the Merger;

(ii)                solely with respect to the Issuer’s obligation to close, the representations and warranties made by Subscriber in this Subscription Agreement (without giving effect to any qualification as to “materiality,” “in all material respects,” “material adverse effect” or similar qualifiers contained in such representations and warranties) shall be true and correct in all respects at and as of the Closing Date (other than representations and warranties that speak as of an earlier date, in which case they shall have been true and correct in all respects as of such earlier date), except to the extent that the failure of such representations and warranties to be so true and correct would not reasonably be expected to prevent, materially delay, or materially impair the ability of Subscriber to comply in all material respects with the terms of this Subscription Agreement (a “Subscriber Material Adverse Effect”);

(iii)              solely with respect to the Issuer’s obligation to close, the Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance, satisfaction or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Subscriber to consummate the Closing;

(iv)               solely with respect to the Subscriber’s obligation to close, the Issuer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance, satisfaction or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Issuer to consummate the Closing;

(v)                the Issuer having obtained the approval of its shareholders in a general meeting for, among other things, the issuance of the Subscription Shares to Subscriber and the issuance of the Company Shares to Other Subscribers pursuant to the Other Subscription Agreements; and

(vi)               the listing committee of The Stock Exchange of Hong Kong Limited (the “HKSE”) having granted the listing of, and permission to deal in, the Subscription Shares, and such grant and permission not having been withdrawn.

(f)             At or prior to the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably mutually deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

3.             Issuer Representations And Warranties. The Issuer represents and warrants to Subscriber that:

(a)            The Issuer is an exempted company duly incorporated, is validly existing and is in good standing under the laws of the Cayman Islands, with the requisite corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)            As of the Closing, the Subscription Shares have been duly authorized by the Issuer and, when issued to Subscriber against full payment for the Subscription Shares in accordance with the terms of this Subscription Agreement and registered in the Issuer’s register of members, the Subscription Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s memorandum and articles of association or under the Companies Act (as revised) of the Cayman Islands.

(c)            This Subscription Agreement has been duly authorized, executed and delivered by the Issuer and, assuming that this Subscription Agreement constitutes the valid and binding agreement of Subscriber, this Subscription Agreement is enforceable against the Issuer in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting or relating to creditors’ rights generally and subject, as to enforceability, to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

(d)            The issuance and sale of the Subscription Shares and the compliance by the Issuer with all of the provisions of this Subscription Agreement and the consummation of the transactions herein will be done in accordance with The Nasdaq Stock Market LLC (“Nasdaq”) marketplace rules and the Rules Governing the Listing of Securities on the HKSE (the “Listing Rules”), as applicable, and the consummation of the other transactions contemplated herein and in the Other Subscription Agreements, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of (i) the organizational documents of the Issuer, or (ii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over the Issuer that, in the cases of clauses (i) and (ii), would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Issuer’s ability to consummate the transactions contemplated by this Subscription Agreement (an “Issuer Material Adverse Effect”) or materially affect the validity of the Subscription Shares or the ability or legal authority of the Issuer to comply in all material respects with this Subscription Agreement.

(e)            Assuming the accuracy of the representations and warranties of the Subscriber, the Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person, whether in the United States, Hong Kong or any other jurisdiction, in connection with the execution, delivery and performance by the Issuer of this Subscription Agreement (including, without limitation, the issuance of the Subscription Shares), other than (i) the filing with the United States Securities and Exchange Commission (the “Commission”) of the Registration Statement (as defined below), (ii) the filings required by the Hong Kong Securities and Futures Commission (the “SFC”), (iii) the filings required by applicable laws, regulations and securities exchange rules (including the Listing Rules), (iv) the filings required in accordance with Section 10(o), (v) the filings required by Nasdaq or HKSE, including with respect to obtaining shareholder approval, (vi) those required to consummate the transactions as provided under the Merger Agreement, and (vii) any consent, waiver, authorization or order of, notice to, or filing or registration, the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, an Issuer Material Adverse Effect.

(f)            Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Subscription Shares by the Issuer to Subscriber in the manner contemplated by this Subscription Agreement.

(g)           Neither the Issuer nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Subscription Shares.

(h)           Neither the Issuer, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any Issuer security or solicited any offers to buy any security under circumstances that would adversely affect reliance by the Issuer on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance of the Subscription Shares.

(i)            Except as provided in this Subscription Agreement and the Other Subscription Agreements, none of the Issuer, its subsidiaries or any of their affiliates, nor any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Subscription Shares under the Securities Act, whether through integration with prior offerings pursuant to Rule 152(a) of the Securities Act or otherwise.

(j)            Other than the Placement Agent (as defined below), the Issuer has not engaged any broker, finder, commission agent, placement agent or arranger in connection with the sale of the Subscription Shares, and the Issuer is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Subscription Shares other than to the Placement Agent.

(k)           The Other Subscription Agreements reflect (or will reflect) the same Per Share Subscription Price and other material terms and conditions (including the registration rights) with respect to the subscription of the Company Shares that are no more favorable from an economic perspective to the respective Other Subscribers thereunder in any material respect than the terms of this Subscription Agreement, other than terms particular to the regulatory requirements of such investor or its affiliates or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of the relevant Company Shares.

4.             Subscriber Representations And Warranties. Subscriber represents and warrants to each of the Issuer and the Placement Agent (as defined below) that:

(a)            Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with the requisite entity power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)            This Subscription Agreement has been duly authorized, executed and delivered by Subscriber, and assuming that this Subscription Agreement constitutes the valid and binding agreement of the Issuer, this Subscription Agreement is the valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting or relating to creditors’ rights generally and subject, as to enforceability, to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

(c)            The execution and delivery by Subscriber of this Subscription Agreement, and the performance by Subscriber of its obligations under this Subscription Agreement, including the subscription of the Subscription Shares and the consummation of the other transactions contemplated herein, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of Subscriber’s properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect.

(d)            Subscriber, or each of the funds managed by or affiliated with Subscriber for which Subscriber is acting as nominee, as applicable, (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9), (12) of Regulation D under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A hereto, or an “institutional account” (as defined in FINRA Rule 4512(c)) of an investment adviser to which Subscriber has delegated investment decision making authority, (ii) is acquiring the Subscription Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscription Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined above) and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subscription Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any securities laws of the United States or any other jurisdiction. Subscriber has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act. Subscriber has completed Schedule A following the signature page hereto and the information contained therein is accurate and complete. Subscriber is not an entity formed for the specific purpose of acquiring the Subscription Shares, unless such newly formed entity is an entity in which all of the equity owners are “accredited investors” (within the meaning of Rule 501(a) under the Securities Act) and is an “institutional account” as defined by FINRA Rule 4512(c). The Subscriber further acknowledges that it is aware that the issuance and sale of the Subscription Shares to it is being made in reliance on a private placement exempt from registration under the Securities Act.

(e)            Subscriber acknowledges and agrees that the Subscription Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer and sale of the Subscription Shares have not been registered under the Securities Act or any other applicable securities laws. Subscriber acknowledges and agrees that the Subscription Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except in compliance with any exemption therefrom, and that any book entries representing the Subscription Shares shall contain a restrictive legend to such effect. Subscriber acknowledges that the Subscription Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber acknowledges and agrees that it may be required to bear the financial risk of an investment in the Subscription Shares for an indefinite period of time. Subscriber acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscription Shares.

(f)            Subscriber understands and agrees that Subscriber is purchasing the Subscription Shares directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by the Issuer or any of its officers or directors, SPAC, the Placement Agent or any of their respective officers, directors, employees or representatives, or any other party to the transaction, expressly or by implication, other than those representations, warranties, covenants and agreements of the Issuer included in this Subscription Agreement.

(g)           Subscriber’s acquisition and holding of the Subscription Shares will not constitute or result in a non-exempt prohibited transaction under section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

(h)           In making its decision to subscribe for the Subscription Shares, Subscriber represents that it has relied solely upon its own independent investigation and the Issuer’s representations, warranties and covenants contained herein. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by or on behalf of the Placement Agent or any of its affiliates, or any control persons, officers, directors, employees or representatives of any of the foregoing concerning the Issuer, the Merger or the Subscription Shares or the offer and sale of the Subscription Shares. Subscriber further acknowledges that it is not relying upon, and it has not relied on, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Issuer, SPAC, the Placement Agent, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of the Issuer expressly contained in Section 3 of this Subscription Agreement, in making its investment or decision to invest in the Issuer. Subscriber further acknowledges that it has not relied on any information contained in any research reports prepared by the Placement Agent or its affiliates.

(i)            Subscriber acknowledges and agrees that Subscriber has received and has had an adequate opportunity to review such financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Subscription Shares, including with respect to the Issuer, the Merger, the business of the Issuer and its direct and indirect subsidiaries, and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to Subscriber’s investment in the Subscription Shares. Without limiting the generality of the foregoing, Subscriber acknowledges and agrees that it has received and reviewed the Company HKSE Filings (as defined in the Merger Agreement), the investor presentation that will be filed with the Commission and the HKSE promptly after the execution of this Subscription Agreement and other information as the Subscriber has deemed necessary to make an investment decision with respect to the Subscription Shares. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscription Shares. Subscriber has been furnished with all materials that it considers relevant to an investment in the Subscription Shares, has had a full opportunity to ask questions of and receive answers from the Issuer or any person or persons acting on behalf of the Issuer or SPAC concerning the terms and conditions of the Merger and the other transactions contemplated by the Merger Agreement, including the offering of the Subscription Shares to Subscriber; and that Subscriber is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, including, without limitation, the Placement Agent, except for the statements, representations and warranties of the Issuer contained in this Subscription Agreement. The Subscriber further acknowledges that he, she or it has reviewed or had the full opportunity to review all Disclosure Documents provided to such Subscriber in the offering of the Subscription Shares and no statement or printed material which is contrary to such disclosure documents has been made or given to the Subscriber by or on behalf of the SPAC or the Issuer.

(j)            Subscriber became aware of this offering of the Subscription Shares solely by means of direct contact between Subscriber and the Issuer, SPAC, or the Placement Agent, and the Subscription Shares were offered to Subscriber solely by direct contact between Subscriber and the Issuer or the Placement Agent. Subscriber did not become aware of this offering of the Subscription Shares, nor were the Subscription Shares offered to Subscriber, by any other means and none of the SPAC, the Issuer, the Placement Agent or their respective representatives or any person acting on behalf of any of them acted as investment advisor, broker or dealer to the Subscriber. Subscriber acknowledges that the Issuer represents and warrants that the Subscription Shares (i) were not offered to Subscriber by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any other state securities laws.

(k)           The Placement Agent shall have no liability or obligation (including, without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Subscriber, the Issuer, SPAC or any other person or entity), whether in contract, tort or otherwise, to Subscriber, or to any person claiming through Subscriber, in respect of the Subscription, except in each case, to the extent resulting from the Placement Agent’s own gross negligence, fraud or willful misconduct.

(l)            Subscriber understands, acknowledges and agrees that (i) no disclosure or offering document has been prepared by BTIG, LLC (the “Placement Agent”) in its capacity as placement agent for the offer and sale of the Subscription Shares or any of the Placement Agent’s affiliates in connection with the offer and sale of the Subscription Shares; (ii) the Placement Agent and its directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Issuer, SPAC, the transactions contemplated herein or the Subscription Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Issuer and/or SPAC; (iii) the Placement Agent is not participating in any manner in the Subscription, including but not limited to the negotiation between the Issuer and Subscriber with respect to the Subscription, the execution by Subscriber of this Subscription Agreement or the issuance or sale of Subscription Shares by the Issuer to Subscriber as contemplated herein; and (iv) the Subscription Shares were not offered to Subscriber by any form of advertising or, to Subscriber’s knowledge, general solicitation (within the meaning of Regulation D), and, to Subscriber’s knowledge, are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any other applicable securities laws.

(m)          Subscriber acknowledges that it is aware that there are substantial risks incident to the subscription and ownership of the Subscription Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscription Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber will not look to the Placement Agent for all or part of any such loss or losses Subscriber may suffer and is able to sustain a complete loss on its investment in the Subscription Shares.

(n)           Subscriber acknowledges and agrees that neither the Placement Agent nor any of its affiliates (or any officer, director, employee or representative of any of the Placement Agent or any affiliate thereof) has provided Subscriber with any information or advice with respect to the Subscription Shares nor is such information or advice necessary or desired. Subscriber acknowledges that the Placement Agent, any affiliate of the Placement Agent (or any officer, director, employee or representative of the Placement Agent or any affiliate thereof) (i) have not made any representation as to the Issuer, the Issuer’s credit quality, SPAC, or the quality of the Subscription Shares, (ii) may have acquired non-public information with respect to the Issuer which Subscriber agrees need not be provided to it, (iii) have made no independent investigation with respect to the Issuer or the Subscription Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Issuer, (iv) have not acted as Subscriber’s financial advisor, tax advisor, or fiduciary in connection with the issue and subscription of the Subscription Shares, (v) have not prepared a disclosure or offering document in connection with the offer and sale of the Subscription Shares and (vi) may have existing or future business relationships with the Issuer and SPAC (including, but not limited to, lending, depository, risk management, advisory and banking relationships) and will pursue actions and take steps that it deems or they deem necessary or appropriate to protect its or their interests arising therefrom without regard to the consequences for a holder of Subscription Shares, and that certain of these actions may have material and adverse consequences for a holder of Subscription Shares.

(o)           Subscriber represents and acknowledges that, alone, or together with any professional advisor(s), Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscription Shares and determined that the Subscription Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

(p)            Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscription Shares or made any findings or determination as to the fairness of an investment in the Subscription Shares.

(q)            Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) (collectively “OFAC Lists”), (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, regulators and governmental authorities, if requested thereby, such records as required by applicable law or regulation, provided that Subscriber is permitted to do so under such applicable law or regulation. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC Lists. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to subscribe for the Subscription Shares were legally derived.

(r)            Subscriber does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof, Subscriber has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or end of day short sale positions with respect to the securities of the SPAC or the Issuer.

(s)            If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) to its knowledge, neither Issuer, SPAC, nor any of its respective affiliates that the Issuer has disclosed to Subscriber for purposes of determining compliance with this section (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscription Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscription Shares; (ii) the decision to invest in the Subscription Shares has been made at the recommendation or direction of an “independent fiduciary” within the meaning of US Code of Federal Regulations 29 C.F.R. section 2510.3 21(c), as amended from time to time (the “Fiduciary Rule”) who is (A) independent of the Transaction Parties; (B) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies (within the meaning of the Fiduciary Rule); (C) is a fiduciary (under ERISA and/or section 4975 of the Code) with respect to Subscriber’s investment in the Subscription Shares and is responsible for exercising independent judgment in evaluating the investment in the Subscription Shares; and (D) is aware of and acknowledges that (I) none of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the purchaser’s or transferee’s investment in the Subscription Shares, and (II) the Transaction Parties have a financial interest in the purchaser’s investment in the Subscription Shares on account of the fees and other remuneration they expect to receive in connection with transactions contemplated hereunder.

(t)            Subscriber has or has commitments to have and, when required to deliver payment to the Issuer pursuant to Section 2 above, will have, sufficient funds to pay the Subscription Price and consummate the subscription and sale of the Subscription Shares pursuant to this Subscription Agreement.

(u)           Subscriber acknowledges that (i) the Issuer, the SPAC and the Placement Agent currently may have, and later may come into possession of, information regarding the Issuer that is not known to Subscriber and that may be material to a decision to enter into this transaction to subscribe for the Subscription Shares (“Excluded Information”), (ii) it has determined to enter into the this transaction to subscribe for the Subscription Shares notwithstanding its lack of knowledge of the Excluded Information, and (iii) neither the Issuer, the SPAC nor the Placement Agent shall have liability to Subscriber, and Subscriber hereby to the extent permitted by law waives and releases any claims Subscriber may have against the Issuer, the SPAC and the Placement Agent, with respect to the nondisclosure of the Excluded Information.

(v)            Subscriber acknowledges that certain information provided to it was based on projections, and such projections were provided in accordance with applicable law and regulation and prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. Subscriber further acknowledges that such information and projections were prepared without the participation of the Placement Agent and that the Placement Agent does not assume responsibility for independent verification of, or the accuracy or completeness of, such information or projections.

(w)           No broker, finder or other financial consultant is acting on Subscriber’s behalf in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability of the Issuer or SPAC for the payment of any fees, costs, expenses or commissions.

(x)            Subscriber is not a “connected person” (as defined in the Listing Rules) of the Issuer and its subscription for the Subscription Shares shall not constitute a “connected transaction” (as defined in the Listing Rules) or result in Subscriber becoming a connected person and will, immediately after the Closing Date, not be “acting in concert” with (as defined in the Hong Kong Codes on Takeovers and Mergers and Share Buy-backs issued by the SFC (the “Takeovers Code”)) any connected persons in relation to the control of the Issuer.

(y)            Subscriber is not directly or indirectly funded or backed by any connected persons of the Issuer and is not accustomed to take instructions from a connected person of the Issuer in relation to the acquisition, disposal, voting or any other disposition of any securities in the Issuer.

(z)            If Subscriber is within Hong Kong, Subscriber is a professional or institutional investor whose ordinary business involves the acquisition and disposal, or the holding, of shares and other securities, and that it understands that the Subscription Shares may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent), or to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made under the SFO, or in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong).

(aa)          Subscriber is not in possession of any “inside information” (as defined in the SFO), and nor does Subscriber or any of its affiliates hold any shares or other securities in the Issuer.

(bb)          Subscriber acknowledges that the Placement Agent is also acting as capital markets advisor to the SPAC with respect to the Merger and will receive compensation for such services.

(cc)          Subscriber acknowledges and agrees that the Issuer may enter into one or more Other Subscription Agreements after the date hereof and before closing of the Merger for the sale of Company Shares to one or more Other Subscribers.

5.             Restrictions on Short Sales. Subscriber hereby agrees that neither Subscriber nor any person or entity acting on its behalf or pursuant to any understanding with it will engage in any Short Sales with respect to the SPAC Shares (as defined in the Merger Agreement) during the period from the date of this Subscription Agreement until the Closing (or such earlier termination of this Subscription Agreement pursuant to its terms). For purposes of this Section 5, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the transactions contemplated hereby (including Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to subscribe for the Subscription Shares covered by this Subscription Agreement.

6.             Registration Rights.

(a)            To the extent that the Subscription Shares are not registered in connection with the consummation of the Merger, the Issuer agrees that, within forty-five (45) calendar days after the Closing Date, the Issuer will file with the Commission (at the Issuer’s sole cost and expense) a registration statement registering the resale of the Subscription Shares (the “Registration Statement”), and the Issuer shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof; provided, however, that the Issuer’s obligations to include the Subscription Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Issuer such information regarding Subscriber, the securities of the Issuer held by Subscriber and the intended method of disposition of the Subscription Shares as shall be reasonably requested by the Issuer to effect the registration of the resale of the Subscription Shares, and Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling shareholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder. The Issuer will provide a draft of the Registration Statement to Subscriber for review at least two (2) business days in advance of filing the Registration Statement. In no event shall Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the Commission; provided, that if the Commission requests that a Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have the opportunity to withdraw from the Registration Statement. Notwithstanding the foregoing, if the Commission prevents the Issuer from including any or all of the Company Shares proposed to be registered for resale under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Company Shares by Subscriber and the relevant Other Subscribers or otherwise, such Registration Statement shall register for resale such number of Company Shares which is equal to the maximum number of Company Shares as is permitted by the Commission. In such event, the number of Company Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. In the event the Commission informs the Issuer that all of such Company Shares cannot, as a result of the application of Rule 415 of the Securities Act, be registered for resale on the Registration Statement, the Issuer agrees to promptly inform Subscriber thereof and use its commercially reasonable efforts to file amendments to the Registration Statement as required by the Commission, covering the maximum number of Company Shares permitted to be registered by the Commission, on Form F-1 or such other form available to register for resale such shares as a secondary offering.

(b)            In the case of the registration, qualification, exemption or compliance effected by the Issuer pursuant to this Subscription Agreement, the Issuer shall, upon reasonable request, inform Subscriber as to the status of such registration, qualification, exemption and compliance. At its expense the Issuer shall:

(i)                  except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earliest of the following: (i) Subscriber ceases to hold any Subscription Shares; (ii) the date all Subscription Shares held by Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2), as applicable; and (iii) two (2) years from the effective date of the Registration Statement.

(ii)                advise Subscriber within five (5) business days:

(1)                when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement, or any post-effective amendment thereto has become effective;

(2)                after it shall receive notice or obtain knowledge thereof, of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(3)                of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(4)                of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Subscription Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(5)                subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

(iii)              use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv)               upon the occurrence of any event contemplated above, except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Subscription Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)                use its commercially reasonable efforts to cause all Subscription Shares to be listed on each securities exchange or market, if any, on which the Company Shares issued by the Issuer have been listed; and

(vi)               use its commercially reasonable efforts (i) to take all other steps necessary to effect the registration of the resale of the Subscription Shares contemplated hereby and (ii) to file all reports and other materials required to be filed by the Exchange Act so long as the Issuer is subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144 to enable Subscriber to sell the Subscription Shares under Rule 144 for so long as Subscriber holds Subscription Shares.

(c)            Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if (v) the use of the Registration Statement would require the inclusion of financial statements that are unavailable for reasons beyond the Issuer’s control, (w) any information (e.g., compensation data) is not readily available and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Issuer’s board of directors, upon the advice of external legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements, (x) at any time the Issuer is required to file a post-effective amendment to the Registration Statement and the Commission has not declared such amendment effective, (y) the Issuer determines that in order for the Registration Statement to not contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, or (z) such filing or use could materially affect a bona fide business or financing transaction of the Issuer or its subsidiaries or would require additional disclosure by the Issuer in the Registration Statement of material information that the Issuer has a bona fide business purpose for keeping confidential (each such circumstance, a “Suspension Event”). Upon receipt of any written notice from the Issuer of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that it will immediately discontinue offers and sales of the Subscription Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales; provided, for the avoidance of doubt, that the Issuer shall not include any material non-public information in any such written notice. If so directed by the Issuer, Subscriber will deliver to the Issuer or destroy all copies of the prospectus covering the Subscription Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subscription Shares shall not apply (i) to the extent such Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

(d)            Subscriber may deliver written notice (an “Opt-Out Notice”) to the Issuer requesting that Subscriber not receive notices from the Issuer otherwise required by this Section 6; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) the Issuer shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify the Issuer in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 6(d)) and the related suspension period remains in effect, the Issuer will so notify Subscriber, within one (1) business day of Subscriber’s notification to the Issuer, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability.

(e)           For purposes of this Section 6, “Subscription Shares” shall mean, as of any date of determination, the Subscription Shares subscribed for by Subscriber pursuant to this Subscription Agreement and any other equity security issued or issuable with respect to such Subscription Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and “Subscriber” shall include any person to whom the rights under this Section 6 shall have been duly assigned.

(f)            Issuer shall indemnify, to the extent permitted by law, Subscriber (to the extent a seller under the Registration Statement), its officers, directors, partners, members and each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities, costs (including reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement (or incorporated by reference therein), any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements or alleged untrue statements or omissions or alleged omissions, are based upon information regarding Subscriber furnished in writing to Issuer by Subscriber expressly for use therein.

(g)           Subscriber shall indemnify and hold harmless the Issuer, its directors, officers, agents and employees, and each person who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or alleged untrue statements, or omissions, or alleged omissions, are based upon information regarding Subscriber furnished in writing to the Issuer by Subscriber expressly for use therein. In no event shall the liability of Subscriber exceed the net proceeds received by Subscriber upon the sale of the Subscription Shares giving rise to such indemnification obligation. Subscriber shall notify the Issuer promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 6 of which Subscriber is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Subscription Shares by Subscriber (or any other holder of Subscription Shares).

(h)           If the indemnification provided under this Section 6 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be subject to the limitations set forth in this Section 6 and deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 6 from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 6(h) shall be individual, not joint and several, and in no event shall the liability of Subscriber hereunder exceed the net proceeds received by Subscriber upon the sale of the Subscription Shares giving rise to such indemnification obligation.

7.             Termination. Except for the provisions of Sections 5, 7 and 9, the indemnification and contribution provisions of Section 6 and the provisions of this Agreement providing for the return of funds previously delivered in the event the Closing does not occur, all of which shall survive any termination hereunder, this Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Merger Agreement is validly terminated in accordance with the terms therein, (b) upon the mutual written agreement of the parties hereto to terminate this Subscription Agreement or (c) thirty (30) calendar days after the Long Stop Date (as defined in the Merger Agreement), if the Closing has not occurred by such date other than as a result of a breach of Subscriber’s obligations hereunder; provided, that (i) the right to terminate this Subscription Agreement pursuant to the foregoing clause (c) shall not be available to the Subscriber if the Subscriber’s breach of any of its covenants or obligations under this Subscription Agreement (or if an affiliate of the Subscriber is one of the Other Subscribers under an Other Subscription Agreement, and such Other Subscriber’s breach of any of its covenants or obligations under its Other Subscription Agreement), either individually or in the aggregate, shall have proximately caused the failure of the consummation of the transactions contemplated by the Merger Agreement on or before the Long Stop Date; and (ii) nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. The Issuer shall promptly notify Subscriber in writing of the termination of the Merger Agreement promptly after the termination of such agreement.

8.              Trust Account Waiver. Subscriber acknowledges that SPAC is a blank check company with the powers and privileges to effect a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving SPAC and one or more businesses or entities. Subscriber further acknowledges that, as described in SPAC’s final prospectus, dated June 8, 2021 (the “Prospectus”), available at www.sec.gov, substantially all of SPAC’s assets consist of the cash proceeds of SPAC’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of SPAC, its public stockholders and the underwriters of SPAC’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to SPAC to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. Subscriber, on behalf of itself and its representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement; provided, however, that nothing in this Section 8 shall be deemed to limit Subscriber’s right, title, interest or claim to the Trust Account by virtue of Subscriber’s record or beneficial ownership of shares in SPAC, pursuant to a validly exercised redemption right with respect to any such shares in SPAC, except to the extent that Subscriber has otherwise agreed with SPAC to not exercise such redemption right.

9.             Exculpation of Placement Agent. Subscriber acknowledges and agrees for the express benefit of the Placement Agent and its affiliates and its and its affiliates’ respective control persons, officers, directors, employees or representatives that neither the Placement Agent, nor any of its affiliates or any of its or its affiliates’ respective control persons, officers, directors, employees or representatives shall be liable to Subscriber, pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the Subscription Shares, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the subscription of the Subscription Shares by Subscriber.

10.           Miscellaneous.

(a)            Prior to the Closing, each party hereto agrees to promptly notify the other party hereto and SPAC if any of the acknowledgments, understandings, agreements, representations and warranties made by such party as set forth herein are no longer accurate in all material respects (and, in the case of the Issuer, to the extent permitted by applicable law and regulation and subject to the Issuer’s obligations under the Listing Rules and the SFO). Subscriber further acknowledges and agrees that the Placement Agent is a third-party beneficiary of the representations and warranties of the Issuer and Subscriber contained in Section 3 and Section 4, respectively. Subscriber acknowledges and agrees that the subscription by Subscriber of the Subscription Shares from the Issuer will constitute a reaffirmation of the acknowledgements, understandings, agreements, representations and warranties herein (as modified by any such notice) by Subscriber as of the time of such subscription.

(b)           Subject to the provisions of Section 10(e), each of the Issuer, Subscriber, Placement Agent and SPAC is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any regulator, governmental authority or interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. The Placement Agent is entitled to rely upon the representations and warranties made by each of Subscriber and the Issuer in this Subscription Agreement.

(c)            Prior to Closing Subscriber shall not transfer or assign all or a portion of its rights under this Subscription Agreement without Issuer’s prior written consent.

(d)           All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(e)           The Subscriber acknowledges and agrees that (i) the Issuer is required by the HKSE to publicly disclose, in the announcement with respect to the Merger (the “HKSE Announcement”), the circular with respect to, among other things, the approval of the Merger (the “HKSE Circular”) and any other filings required to be made pursuant to the Listing Rules and/or at the request of the HKSE, the identity of the Subscriber, the ultimate beneficial owner(s) of the Subscriber, the Subscription Price, the number of Subscription Shares and any additional information required by the HKSE, and the Subscriber shall promptly provide such information; and (ii) the Issuer may request from Subscriber such additional information as the Issuer may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Subscription Shares, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that the Issuer agrees to keep all non-public information provided by Subscriber confidential, except (i) as necessary to include in the Registration Statement, (ii) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities or (iii) to the extent such disclosure is required by law or regulation (including any request of any regulator or governmental authority (including but not limited to the Commission, the SFC or the HKSE)) or under the regulations or listing rules of any securities exchange on which the Issuer’s or SPAC’s securities are listed for trading. Subscriber acknowledges and agrees that it will do all such acts and things (including, amongst others, provision of such information in its possession) and execute all such documents and render all such reasonable assistance within its control that the Issuer may reasonably require in relation to the Merger and the Subscription as contemplated in the HKSE Announcement and/or the HKSE Circular, to give effect to its obligations contained herein. Subscriber acknowledges and agrees that if it does not provide the Issuer with such requested information, the Issuer may not be able to register the Subscription Shares for resale pursuant to Section 6 hereof. Subscriber further acknowledges that the Issuer may file a copy of this Subscription Agreement (or a form of this Subscription Agreement) with any regulatory or governmental authority. Upon written request, the Issuer shall provide such additional information delivered pursuant to this Section 10(e) to the Placement Agent to the extent permitted by law and regulation and subject to the Issuer’s obligations under the Listing Rules and the SFO, provided, that the Placement Agent shall keep such information confidential, except, in the reasonable opinion of counsel to the Placement Agent, as may be required by applicable law, rule, regulation or in connection with any legal proceeding or regulatory request.

(f)            This Subscription Agreement may not be amended, modified, waived or terminated (other than pursuant to the terms of Section 7 above) except by an instrument in writing, signed by (i) each of the parties hereto and (ii) SPAC.

(g)           This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 10(a) with respect to the persons referenced therein (who shall be express third-party beneficiaries of and entitled to enforce such provision) and as set forth in the immediately following sentence, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns. SPAC is an express third-party beneficiary of this Subscription Agreement and entitled to enforce specifically the respective obligations, acknowledgements and waivers of the Issuer and Subscriber hereunder directly against the Issuer and Subscriber, including pursuant to Section 10(f) and Section 10(p) (including enforcing Subscriber’s obligations hereunder to subscribe for the Subscription Shares and deliver the Subscription Price).

(h)           Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i)            If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. The parties hereto shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j)            This Subscription Agreement may be executed in two (2) or more counterparts (including by electronic means, such as in “.pdf” format data file or any electronic signature complying with the U.S. federal ESIGN Act of 2000), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(k)           Subject to Section 6 of this Subscription Agreement, each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(l)            Subscriber shall cooperate with the Issuer in obtaining all consents, approvals or actions with any regulator or governmental authority and shall take all steps as are reasonable (including making appropriate submissions, notifications and filings after the date of this Agreement).

(m)          Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) when sent, if sent on a business day prior to 5:00 p.m. local time of the recipient, with no mail undeliverable or other rejection notice, if sent by email, or on the business day following the day when sent, if sent on a day that is not a business day or after 5:00 p.m. local time of the recipient on a business day, with no mail undeliverable or other rejection notice, if sent by email, or (c) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)            if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii)           if to the Issuer, to:

Hypebeast Limited

40/F, Cable TV Tower

No. 9 Hoi Shing Road, Tsuen Wan

New Territories, Hong Kong

Attn: Patrick Wong

Email: patrick.wong@101medialab.com

with a required copy (which copy shall not constitute notice) to:

Kirkland & Ellis

26th Floor, Gloucester Tower, The Landmark

15 Queens Road Central Hong Kong

Attn: Daniel Dusek; Nicholas Norris, Joseph Raymond Casey

Email: daniel.dusek@kirkland.com; nicholas.norris@kirkland.com;
joseph.casey@kirkland.com

and

Loeb & Loeb LLP
345 Park Ave
New York, New York 10154
Attn: Giovanni Caruso
Email: gcaruso@loeb.com

(iii)          if to the Placement Agent, to:

BTIG, LLC

600 Montgomery Street, 6th Floor

San Francisco, CA 94109

Attn: Steve Druskin
Email: IBLegal@btig.com

(n)           This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK IN NEW YORK COUNTY SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR SUCH DOCUMENTS THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 10(m) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT (INCLUDING THE PLACEMENT AGENT) OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10(n).

(o)            By 9:00 a.m., New York City time, on the second (2nd) business day immediately following the date of this Subscription Agreement, the Issuer shall issue one or more press releases either on its own or jointly with SPAC and/or make an announcement at the website of the HKSE, and/or SPAC will issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”), in each case disclosing all material terms of the transactions contemplated hereby, the Merger, and any other material, nonpublic information that the Issuer has provided to Subscriber at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, to the Issuer’s knowledge, Subscriber shall not be in possession of any material, nonpublic information that was provided by the Issuer or any of its officers, directors or employees to the Subscriber and all Other Subscribers as of the date of this Subscription Agreement in connection with the entry into this Subscription Agreement and Other Subscription Agreements. Notwithstanding anything in this Subscription Agreement to the contrary, the Issuer shall not publicly disclose the name of Subscriber or any of its affiliates or investment advisers, or include the name of Subscriber or any of its affiliates or investment advisers in any press release or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except (i) as required by the U.S. federal securities law in connection with the Registration Statement or under other applicable laws and regulations (including the Listing Rules, the SFO and the Takeovers Code), (ii) the filing of a copy of this Subscription Agreement with the Commission, the SFC and/or the HKSE, (iii) the filing of the Schedule 14A, F-4 and related proxy materials to be filed by the Issuer with respect to the Merger and (iv) to the extent such disclosure is required by law or regulation, at the request of the Staff of the Commission, the HKSE or regulatory agency or under the regulations of Nasdaq or the Listing Rules, in which case the Issuer shall, to the extent commercially practicable, provide Subscriber with prior written notice of such disclosure permitted under this sub-clause (iv).

(p)            Remedies. The parties agree that irreparable damage would occur if any provision of this Subscription Agreement were not performed in accordance with the terms hereof, and accordingly, that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement or to enforce specifically the performance of the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 10(n), in addition to any other remedy to which any party is entitled at law or in equity.

(q)           Non-Reliance and Exculpation. Subscriber acknowledges and agrees that none of (i) any Other Subscriber pursuant to any Other Subscription Agreement (including any such Other Subscriber’s affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agent, its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, (iii) any other party to this Subscription Agreement, the Other Subscription Agreements and the Merger Agreement (collectively, the “Transaction Documents”) (other than the Issuer), and (iv) any affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of any of the Issuer, SPAC or any other party to the Transaction Documents shall be liable to Subscriber, or to any Other Subscriber, pursuant to this Subscription Agreement or any Other Subscription Agreement, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, including, without limitation, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the subscription of the Company Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith (except as expressly provided herein), or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Issuer, the Placement Agent or any other person or entity, concerning the Issuer, the Placement Agent, any of their respective controlled affiliates, this Subscription Agreement or the transactions contemplated hereby, in connection with the Subscription.

(r)            If any change in the number or type of equity securities of the Issuer shall occur between the date hereof and immediately prior to the Closing by reason of any share dividend, share split, share combination, recapitalization or similar event (in each case, other than the Recapitalization), then the number of Company Shares subscribed for by Subscriber and the price per share paid therefor shall be appropriately adjusted to reflect such change.

[Signature page follows.]

IN WITNESS WHEREOF, each of the Issuer and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first written above.

Name of Subscriber:	State/Country of Formation or Domicile:

[SUBSCRIBER]

By:
Name:
Title:

Name in which Shares are to be registered (if different):

Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Email:	Email:
Number of Subscription Shares: [●]
Subscription Price: US$[●]	Per Share Subscription Price: US$10.00

You must pay the Subscription Price by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice.

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, each of the Issuer and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first written above.

HYPEBEAST LIMITED

By:	/s/ Kevin Ma
Name: Kevin Ma
Title: Authorized Signatory

[Signature Page to Subscription Agreement]

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Schedule must be completed by Subscriber and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. Subscriber must check the applicable box in either Part A or Part B below and the applicable box in Part C below.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

*** OR ***

☐	Subscriber is subscribing for the Subscription Shares as a fiduciary or agent for one or more investor accounts, and each owner of such accounts is a QIB.

B.	ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐         Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐         Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of US$5,000,000;

☐         Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of US$5,000,000;

☐         Any corporation, similar business trust, partnership or any organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

☐         Any trust with assets in excess of US$5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person;

☐         Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐         Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds US$1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐         Any natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐         Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status, such as a General Securities Representative license (Series 7), a Private Securities Offerings Representative license (Series 82) and an Investment Adviser Representative license (Series 65); or

☐         Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

*** AND ***

C.	AFFILIATE STATUS

(Please check the applicable box)

SUBSCRIBER:

☐	is:
☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.